Exhibit 99.1

14519 Peacock Hill NW, Gig Harbor, WA 98332

July 18, 2023

Contact: Yvonne Kingman, (310) 257-1434

For Immediate Release

Washington Water Service Acquires Stroh’s Water Company

GIG HARBOR, Wash.—Washington Water Service (Washington Water), a subsidiary of California Water Service Group (Group) (NYSE: CWT), yesterday completed the acquisition of Stroh’s Water Company’s (Stroh’s Water) water system assets. The closing follows approval by the Washington Utilities and Transportation Commission (WUTC) in October 2022.

Washington Water has served Stroh’s Water’s 900 customer connections since March 2021 through an operation and maintenance agreement, and has supported the utility on an emergency basis for more than 20 years. Washington Water plans to connect Stroh’s system with its surrounding Gig Harbor systems in the future to improve water service reliability to both Stroh’s Water and existing Washington Water customers.

“We are glad to have worked with the Stroh’s Water family over the past few decades, and are pleased to officially welcome their customers to Washington Water,” said Martin A. Kropelnicki, Group President and Chief Executive Officer. “We look forward to continuing to provide them with high-quality water and excellent service for decades to come.”

About Washington Water Service and California Water Service Group

Washington Water Service provides high-quality, reliable water utility service to 38,600 customer connections in Clallam, Jefferson, Kitsap, Mason, Pierce, King, San Juan, and Thurston counties, as well as wastewater service on Orcas Island. It is a subsidiary of California Water Service Group (NYSE: CWT), the largest regulated water utility in the western United States. In total, Group serves more than 2 million people in California, Hawaii, New Mexico, Washington, and Texas through its regulated subsidiaries, California Water Service, Hawaii Water Service, New Mexico Water Service, and Washington Water Service, and its utility holding company, Texas Water Service.

What sets Washington Water and Group apart is their commitment to enhancing the quality of life for their customers, communities, employees, and stockholders. Guided daily by their promise to provide quality, service, and value, the company’s employees lead the way in working to protect the planet, care for people, and operate with the utmost integrity. Integral to their strategy is investing responsibly in water and wastewater infrastructure, sustainability initiatives, and community well-being.  The company has been named one of “America’s Most Responsible Companies” and “America’s Most Trustworthy Companies” by Newsweek and a Great Place to Work®.  More information is available at www.wawater.com and www.calwatergroup.com.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("Act"). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the Act. Forward-looking statements in this news release are based on currently available information, expectations, estimates, assumptions and projections, and management's beliefs, assumptions, judgments, and expectations about Group and its subsidiaries, the water utility industry and general economic conditions. These statements are not statements of historical fact. When used in our document, statements that are not historical in nature, including words like promise, commitment, strategy, would, expects, intends, plans, believes, may, could, estimates, assumes, anticipates, projects, predicts, forecasts, targets, seeks, should, or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are based on numerous assumptions that Group believes are reasonable but are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause actual results to be different than those expected or anticipated include, but are not limited to: ability to integrate the business and operate the Stroh’s Water system in an effective and accretive manner; natural disasters, public health crises, pandemics, epidemics or outbreaks of a contagious disease, such as the outbreak of coronavirus (or COVID-19); governmental and regulatory commissions' decisions, including decisions on proper disposition of property; consequences of eminent domain actions relating to our water systems; changes in regulatory commissions' policies and procedures; the timeliness of regulatory commissions' actions concerning rate relief and other actions; changes in water quality standards; changes in environmental compliance and water quality requirements; electric power interruptions; housing and customer growth trends; the impact of opposition to rate increases; our ability to recover costs; availability of water supplies; issues with the implementation, maintenance or security of our information technology systems; civil disturbances or terrorist threats or acts; the adequacy of our efforts to mitigate physical and cyber security risks and threats; the ability of our enterprise risk management processes to identify or address risks adequately; labor relations matters as we negotiate with unions; changes in customer water use patterns and the effects of conservation; the impact of weather, climate, natural disasters, and diseases on water quality, water availability, water sales and operating results, and the adequacy of our emergency preparedness; and other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the Annual 10-K, Quarterly 10-Q, and other reports filed by Group from time-to-time with the Securities and Exchange Commission (SEC). Group is under no obligation, and assumes no obligation, to provide public updates of forward-looking statements, whether as a result of new information, future events, or otherwise.

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